EXHIBIT 99.1

MGP Ingredients Continues Transformation to Provider of Value-Added Products; Announces Significant Reduction in Commodity Protein and Starch Production

ATCHISON, Kan., Nov. 5, 2008 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) continues to move forward with strategic initiatives to transform the company into a leading provider of value-added ingredients and world class alcohol products. Consistent with these initiatives, the company today announced plans to consolidate the production of wheat proteins and starches at its facility in Atchison, Kan., effective Nov. 12. This decision will result in the discontinuation of MGPI's protein and starch manufacturing operations in Pekin, Ill. The majority of the Pekin facility's proteins consist of commodity wheat gluten, which principally is sold for use in breads and other bakery products, as well as in certain pet food applications. Likewise, the bulk of starches produced at the Pekin facility generally are classified as commodity ingredients for a variety of prepared foods, as well as bakery products.

"We have been very straightforward about our strategy to strengthen MGP Ingredients by becoming a more customer-centric, and therefore less production-driven supplier of value-added products, with a special focus on our ingredient solutions and distillery products segments," said Tim Newkirk, president and chief executive officer. "Our decision to exit our protein and starch operations in Pekin and concentrate our efforts on the production of value-added ingredient solutions at our Atchison, Kansas plant represents another critical step toward achieving this goal. The Atchison plant is equipped and has the flexibility to produce an array of specialty proteins and starches for both food and non-food uses. It also has available capacity to meet production requirements for certain proteins and starches in our remaining product portfolio that will no longer be manufactured in Pekin. As a result, we do not anticipate any disruptions in our ability to continue to supply the needs of our valued customer base."

The discontinuation of protein and starch operations in Pekin "will unfortunately result in a combination of lay-offs and early retirement offers affecting from 70 to 80 union and non-union employees across the organization," according to Dave Rindom, vice president of human resources. "These actions are part of efforts to help realign MGPI's organizational structure with the company's long-term strategic focus," he added.

The company previously reported on Oct. 20 that it had signed a non-binding letter of intent to enter into an agreement with ConAgra Mills whereby ConAgra would supply MGPI's wheat flour requirements for use in the production of protein and starch ingredients. In conjunction with this development, the company discontinued operations at its flour mill in Atchison, resulting in 32 temporary lay-offs and early retirement offers for another 12 employees.

Newkirk noted, "To a large degree, all of these decisions are inter-related as we transition our company into a more nimble, customer-responsive organization. By our estimates, we will be removing a measurable portion of our revenues that have contributed very low profits or even losses, as well as negative returns on investment. To achieve our objective of profitable growth, we must narrow our focus to those areas where we can uniquely create value for customers and stockholders and then develop those areas into world class competencies. By excluding losses from our lower valued proteins and starches and concentrating on a better mix of specialty value-added ingredients, we believe we can return our entire ingredient solutions segment to profitability. Additionally, I am pleased to announce that representatives of our banking group have approved a 90-day extension of our forbearance period that ended October 31. We understand the extension will run through January 30, 2009 and expect to sign a definitive agreement within the next few days."

Newkirk noted that the company tentatively plans to release its fiscal 2009 first quarter results during the week of Nov. 10. He also explained that as a result of the shutdown of protein and starch operations in Pekin and the flour mill operations in Atchison, a special non-cash charge estimated at $6.9 million to write down assets will be recorded during the current fiscal year's second quarter, which ends December 31, 2008. The flour mill write-down would be exclusive of costs related to excess leased rail cars associated with flour shipments to the Pekin facility, the effect of which is still being evaluated by management. The company now expects to incur an estimated $3 million loss resulting from sales of wheat no longer needed for milling operations. Related to these wheat sales, the company had approximately $1.2 million in deferred gains in accumulated other comprehensive income, which is expected to be recognized in the second quarter. The company additionally expects to incur approximately $2.5 million in severance related charges associated with early retirements and job eliminations during the second quarter.

In addition to MGPI's value-added protein and starch manufacturing operations in Atchison, the company also produces distillery products at this location, consisting mainly of high quality food grade alcohol for beverage and industrial applications, as well as distillers feed, the principal co-product of the alcohol distillation process. The company operates a larger distillery operation at the Pekin facility, which has undergone major upgrades since MGPI's acquisition of that plant in 1980. Newkirk emphasized that the decision to halt protein and starch production in Pekin will have no impact on the facility's distillery operation. He noted, however, that fuel grade alcohol production, which this past fiscal year accounted for approximately 70 percent of the Pekin distillery's total alcohol capacity, will be reduced until more favorable conditions unfold in the marketplace. In fiscal 2008, which ended June 30, the company's sales of food grade alcohol and fuel grade alcohol accounted for 29 percent and 34 percent, respectively, of MGPI's total corporate sales revenue of $393 million. "In the future," Newkirk said, "we intend to put more emphasis on the fuel grade area of our distillery business only if and when the economics turn favorable. Meanwhile, we are pursuing ways to optimize our high quality, high purity food grade alcohol production in both Pekin and Atchison."

In addition to the Pekin and Atchison facilities, MGPI operates facilities in Kansas City, Kan., and Onaga, Kan. The Kansas City facility is principally used for the production of the company's unique line of textured wheat proteins, which has been developed for use in meat replacement and meat extension applications. This facility also has assets which are related to the manufacture of pet treat products and are currently held for sale. In Onaga , MGPI manufactures plant-based biopolymers and wood composites.

"Our textured wheat proteins are recent examples of our success in the development and commercialization of innovative product solutions," Newkirk said. "Likewise, while we currently view the biopolymer area as an emerging component of our business, we also believe it holds much promise for the future." The biopolymers and wood composites, along with wheat-based resins, which are produced at the Kansas City facility for use in the manufacture of pet treats, constitute the company's other segment.

Newkirk added, "These difficult decisions regarding changes in the company's operations have been driven by our need to focus on those areas where we can sustain a competitive advantage while reducing earnings volatility caused by uncontrollable external factors, such as we have witnessed in the commodity markets." He concluded, "Although recent economic conditions have caused us to accelerate some of these decisions, they all stem from an exhaustive business analysis spanning our entire enterprise. Additionally, even though we anticipate an operating loss for the year, every facet of our organization will aim to return the company to profitable operations in the fourth quarter while ensuring proper alignment with our strategic focus going forward."

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan", "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will", "could" and or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the availability and cost of grain, (ii) fluctuations in gasoline prices, (iii) fluctuations in energy costs, (iv) competitive environment and related market conditions, (v) our ability to realize operating efficiencies, (vi) the effectiveness of our hedging programs; (vii) access to capital and (viii) actions of governments. For further information on these and other risks and uncertainties that may affect the company's business, see Item 1A. Risk Factors in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

CONTACT:  MGP Ingredients, Inc.
          Steve Pickman
          Dave Rindom
          913-367-1480